Exhibit 1.1

INDUS Realty trust, inc.

Common Stock
($0.01 par value per share)

Sales Agreement

September 2, 2021

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

BMO Capital Markets Corp.

3 Times Square

25th Floor

New York, New York 10036

BTIG LLC

65 East 55th Street

New York, New York 10022

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Each of INDUS Realty Trust, Inc., a Maryland corporation (the “Company”) and INDUS RT, LP, a Maryland limited partnership (the “Operating Partnership”), confirms its agreement (this “Agreement”) with Robert W. Baird & Co. Incorporated (“Baird”), BMO Capital Markets Corp. (“BMO”), BTIG LLC (“BTIG”), Citigroup Global Markets Inc. (“Citigroup”), KeyBanc Capital Markets Inc. (“KeyBanc”), JMP Securities LLC (“JMP Securities”), and Morgan Stanley & Co. LLC (“Morgan Stanley”, each of Baird, BMO, BTIG, Citigroup, KeyBanc, JMP Securities and Morgan Stanley individually an “Agent” and, collectively, the “Agents”), as follows:

1.                  Issuance and Sale of Placement Shares.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, each acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having a maximum aggregate offering price of up to $100,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 relating to the issuance and sale of Placement Shares not in excess of the Maximum Amount pursuant to this Agreement shall be the sole responsibility of the Company, and the Agents shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agents shall be effected pursuant to the Registration Statement, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue and sell Placement Shares pursuant to this Agreement.

The Company agrees that whenever it determines to sell Placement Shares directly to the Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 6(f) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), a Registration Statement on Form S-3 (Nos. 333-257802 and 333-257802-01), including a base prospectus, relating to certain securities, including the Common Stock, to be offered from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Shares. The Company will furnish to the Agents, for use by the Agents, copies (which may be in electronic form) of the base prospectus included as part of such registration statement, as supplemented by the prospectus supplement specifically relating to the Placement Shares. Except where the context otherwise requires, such registration statement, as amended by any post-effective amendments thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”), as well as any comparable successor registration statement filed by the Company for the sale of shares of its Common Stock, including the Placement Shares, collectively are herein called the “Registration Statement.” The base prospectus included in the Registration Statement, as supplemented by the prospectus supplement specifically relating to the Placement Shares, including the documents incorporated by reference therein, in the form in which such base prospectus and such prospectus supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with the then issued Issuer Free Writing Prospectus(es) (as defined herein), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Applications (collectively, “EDGAR”).

2.                  Placements.

Each time that the Company wishes to issue and sell the Placement Shares hereunder (each, a “Placement”), it will notify one of the Agents that the Company may select in its sole discretion from time to time (the “Designated Agent”) by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3), and any minimum price below which sales shall not be made. A form of Placement Notice, which contains such minimum required sales parameters, is attached hereto as Exhibit A. A Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 2, as amended from time to time. Each Placement Notice shall be effective upon receipt by the Designated Agent unless and until (i) the Designated Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares to be sold pursuant to such Placement Notice have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company or the Designated Agent suspends or terminates such Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those set forth in such Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 1 and shall not exceed 2.0% of the gross sales price for such Placement Shares. It is expressly acknowledged and agreed that neither the Company nor the Designated Agent will have any obligation whatsoever with respect to a Placement Notice or any Placement Shares unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. Notwithstanding anything to the contrary contained herein, no Placement Notice shall be delivered by the Company at any such time as (i) the Company’s directors and officers would not be permitted to buy or sell securities of the Company in the open market because of the existence of material nonpublic information or applicable blackout periods (such as under the Company’s insider trading policy), or (ii) during any period in which the Company is in possession of material non-public information. In the event of a conflict between the terms of this Agreement and the terms of any Placement Notice, the terms of such Placement Notice will control.

3.                  Sale of Placement Shares by the Designated Agent.

Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Designated Agent acting under a Placement Notice will provide written confirmation to the Company (including by email correspondence), no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which sales of Placement Shares have been made hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company. The Designated Agent may sell Placement Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Nasdaq Stock Market LLC (the “Nasdaq”), on any other existing trading market for the Common Stock or to or through a market maker. With the prior consent of the Company, the Designated Agent may also sell Placement Shares in privately negotiated transactions. For the purposes of this Agreement, “Trading Day” means any day on which shares of the Common Stock may be purchased and sold on the Nasdaq.

4.                  Suspension or Termination of Sales.

The Company or the Designated Agent may, upon two business days’ prior notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend or terminate any sale of Placement Shares; provided, however, that such suspension or termination shall not affect or impair the other party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

5.                  Representations and Warranties of the Company and the Operating Partnership

The Company and the Operating Partnership, jointly and severally, represent and warrant to each of the Agents that as of the date hereof, as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o), and as of the time of each sale of any Placement Shares pursuant to this Agreement.

(a)               No order preventing or suspending the use of the Prospectus has been issued by the Commission, and the Prospectus, as of its date and as of the date of any amendment or supplement and on any Settlement Date, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representation and warranty with respect to any Agent Information (as defined in Section 9(a) hereof).

(b)               The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective under the Securities Act and no order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Placement Shares has been initiated or, to the knowledge of the Company, threatened by the Commission. The Registration Statement, as of the date hereof, and any post-effective amendment thereto, as of its applicable effective date and at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) and at each Settlement Date, complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to any Agent Information. The documents incorporated, or to be incorporated, by reference in the Registration Statement and the Prospectus, at the time filed with the Commission, complied or will comply, in all material respects, with the requirements of the Exchange Act, or the Securities Act, as applicable.

(c)               Other than the Registration Statement and the Prospectus, neither the Company nor the Operating Partnership (including its agents and representatives, other than the Agents in its capacity as such) has prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) each electronic road show and any other written communications approved in writing in advance by the Agents. Each such Issuer Free Writing Prospectus complied and will comply in all material respects with the Securities Act (to the extent required thereby), and did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified and, when taken together with the Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representation and warranty with respect to any Agent Information.

(d)               The Company was not an “ineligible issuer” (as defined in Rule 405) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Placement Shares contemplated by the Registration Statement and the Prospectus.

(e)               The Placement Shares have been authorized for listing on the Nasdaq, subject to official notice of issuance and the Company is in material compliance with the rules of the Nasdaq, including, without limitation, the requirements for continued listing of the Common Stock on the Nasdaq, and there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened or contemplated, and the Company has not received any notice from the Nasdaq regarding the revocation of such listing or otherwise regarding the delisting of shares of Common Stock from the Nasdaq.

(f)                The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own and lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to (i) have a material adverse effect on the assets, business, condition (financial or otherwise), earnings, properties, results of operations or prospects of the Company and the Subsidiaries (as hereinafter defined), taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i) or (ii) being herein referred to as a “Material Adverse Effect”).

(g)               The Operating Partnership has been duly organized, is validly existing as a limited partnership in good standing under the laws of the State of Maryland, has full power and authority to own, and lease, as the case may be, its properties and to operate its properties and conduct its business as described in each of the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing as a foreign limited partnership in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(h)               Each “significant subsidiary” of the Company, including the Operating Partnership (each a “Subsidiary” and collectively, the “Subsidiaries”), has been duly organized, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has full power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. All of the issued shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. Except as disclosed in the Registration Statement and the Prospectus, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary, and all such shares or other equity interests are owned free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims or other defects of any kind (collectively, “Liens”). Schedule 3 hereto specifically identifies all subsidiaries of the Company that are “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X).

(i)                 This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. The shares of Common Stock outstanding prior to the issuance of the Placement Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Placement Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Placement Shares will not be subject to any preemptive or similar rights.

(j)                 The authorized and outstanding capitalization of the Company is as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to (i) this Agreement, (ii) pursuant to reservations, agreements, employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Registration Statement and the Prospectus, (iii) pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement and the Prospectus or (iv) unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Securities Act or any rule or regulation promulgated thereunder). The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the caption “Description of Capital Stock.”

(k)               Except as disclosed in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares of capital stock or ownership interests in the Company are outstanding.

(l)                 None of the Company’s securities are rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(m)             Neither the execution and delivery by the Company and the Operating Partnership of, nor the performance by the Company and the Operating Partnership of its respective obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of, any Lien upon any property or other assets of the Company or any Subsidiary pursuant to, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under: (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or other assets; (ii) the Articles of Amendment and Restatement of the Company, as amended or supplemented through the date hereof (the “Charter”), the Amended and Restated By-laws of the Company, as amended through the date hereof (the “Bylaws”), the Agreement of Limited Partnership of the Operating Partnership, as amended through the date hereof (the “Partnership Agreement”), or similar organizational documents of any other Subsidiary; or (iii) any contract, agreement, obligation, covenant or instrument or any term condition or provision thereof to which the Company, the Operating Partnership, or any Subsidiary or any of their respective properties or other assets is subject or bound, except, in the case of (i) and (iii) above, for such conflicts, breaches, violations, lien impositions or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(n)               No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Nasdaq), or approval of the Company’s stockholders, is required to be made or obtained by the Company or any of the Subsidiaries in connection with the issuance and sale of the Placement Shares or the consummation of the transactions contemplated hereby, other than (i) such as have been obtained or made by the Company are in full force and effect, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Placement Shares are being offered by the Agents, (iii) such approvals as have been obtained in connection with the approval of the Placement Shares for listing on the Nasdaq and (iv) such approvals (if any) as have been obtained under the rules and regulations of FINRA.

(o)               There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries or any of their respective directors, managers, partners, officers or members is or would reasonably be expected to be a party or to which any of the properties or other assets of the Company or any of the Subsidiaries is subject or would reasonably be expected to be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency (i) other than proceedings accurately described in all material respects in the Registration Statement and the Prospectus and proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or on the power or ability of the Company or the Operating Partnership to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p)               None of the Company or any of the Subsidiaries is, and after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)               RSM US LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(r)                The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and the Company’s consolidated results of operations, cash flows and changes in equity for the periods shown, and such financial statements have been prepared in all material respects in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The financial statements of properties or businesses acquired or proposed to be acquired, if any, included or incorporated by reference into the Registration Statement and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with U.S. GAAP applied on a consistent basis and otherwise have been prepared in accordance with the financial statement requirements of Regulation S-X applicable thereto. All pro forma financial statements or data incorporated by reference in the Registration Statement and the Prospectus, if any, comply in all material respects with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of any such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included or incorporated by reference therein as required. All disclosures contained or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act and the Exchange Act, to the extent applicable.

(s)                The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(t)                 The Company and each of the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as described in the Registration Statement and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each of the Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Company or any of the Subsidiaries has received any notice of, and the Company is otherwise unaware of, any proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(u)               Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Company and each of the Subsidiaries and their respective properties or other assets have been and are in compliance with, and none of the Company or any of the Subsidiaries has any liability under, applicable Environmental Laws (as hereinafter defined); (ii) none of the Company or any of the Subsidiaries has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or otherwise handled Hazardous Materials (as hereinafter defined) on, to or from the properties or other assets owned by the Company or any of the Subsidiaries, except such as either (x) would not cause the Company or any of the Subsidiaries to incur liability, (y) would not require disclosure to any Governmental Authority (defined below) pursuant to Environmental Laws, or (z) that have been remediated in accordance with Environmental Laws; (iii) the Company and the Subsidiaries do not intend to use the properties or other assets owned by the Company or any of the Subsidiaries or any subsequently acquired properties and other assets, other than in compliance with applicable Environmental Laws; (iv) none of the Company or any of the Subsidiaries has received any notice of, and each is otherwise unaware of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the properties, or onto lands or other assets owned by the Company or any of the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters; (v) none of the Company or any of the Subsidiaries has received any notice of, and the Company has no knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any applicable Environmental Law by any governmental or quasi-governmental body or any third party with respect to the properties or other assets described in the Registration Statement and Prospectus, or arising out of the conduct of the Company or any of the Subsidiaries, except for such claims that would not cause the Company or any Subsidiary to incur liability and that would not require disclosure to any Governmental Authority pursuant to Environmental Laws; and (vi) neither the properties nor any other assets currently owned by the Company or any of the Subsidiaries is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the knowledge of the Company, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other federal, state, local, municipal or other administrative, regulatory, governmental or quasi-governmental authority (a “Governmental Authority”). To the knowledge of the Company, there have been, and are, no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead-based paints, (v) dry-cleaning facilities, or (vi) jurisdictional wetlands, in each case in, on, under or adjacent to any property or other asset owned by the Company or any of the Subsidiaries the existence of which has had a Material Adverse Effect. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or any other material that is defined or regulated as hazardous or toxic by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as each has been amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically listed above) (individually, an “Environmental Law” and collectively, “Environmental Laws”).

(v)               There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(w)             There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in and subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus.

(x)               (i) The Company and the Subsidiaries have fee simple title or a valid leasehold interest to each of the properties and other assets described in the Registration Statement and Prospectus as owned or leased by the Company or any of the Subsidiaries (the “Properties”), in each case, free and clear of all Liens, except as such as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement or the Prospectus; (ii) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement and the Prospectus are disclosed therein and none of the Company or any of the Subsidiaries is in default under any such Lien except for such defaults that would not reasonably be expected to have a Material Adverse Effect; (iii) all of the leases and subleases material to the business of the Company and the Subsidiaries, taken as a whole, and under which the Company or any of the Subsidiaries holds Properties described in the Registration Statement and the Prospectus, are in full force and effect, and none of the Company or any of the Subsidiaries has received any notice of, and the Company is otherwise unaware of, any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Company or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of any of the Company or any such Subsidiary to the continued possession of the leases or subleased premises under any such lease or sublease; (iv) none of the Company or any of the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would reasonably be expected to have a Material Adverse Effect; (v) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect; (vi) none of the Company or any of the Subsidiaries has received from any Governmental Authority any notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and the Company has no knowledge of and is otherwise unaware of any such condemnation or zoning change which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; and (vii) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease, except as described in the Registration Statement and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(y)               Except as described in the Registration Statement and the Prospectus, (i) the mortgages and deeds of trust or other instruments encumbering the Properties are not convertible into equity interests in the respective Property nor will the Company any of the Subsidiaries, or any person affiliated therewith, hold a participating interest therein, and (ii) such mortgages and deeds of trust or other instruments are not cross-defaulted or cross-collateralized to any property not owned, directly or indirectly, by the Company or any of the Subsidiaries.

(z)               There are no material business relationships or related party transactions involving any of the Company, any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described therein.

(aa)             The Company and each of the Subsidiaries own or possess all inventions, patent applications, patents, patent rights, licenses, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets, know-how and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by it or which is material to its businesses (collectively, the “Intellectual Property”), and the Company has not received any notice of, and the Company is otherwise unaware of, any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of the Subsidiaries therein, except as would not reasonably be expected to have a Material Adverse Effect. None of the Company or any of the Subsidiaries has infringed or is infringing upon the intellectual property of a third party, and none of the Company or any of the Subsidiaries has received any notice of, and the Company is otherwise unaware of, a claim by a third party to the contrary, except as would not reasonably be expected to have a Material Adverse Effect.

(bb)            No material labor dispute with the employees of the Company or any of the Subsidiaries exists, or, to the knowledge of the Company, is imminent. None of the Company or any of the Subsidiaries has received any notice of, and the Company is otherwise unaware of, any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

(cc)             The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate in respect of the businesses in which it is or will be engaged as described in the Registration Statement and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect. Each such policy and instrument is, to the knowledge of the Company, in full force and effect and the Company and each of the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects. None of the Company or any of the Subsidiaries has been refused any insurance coverage sought or applied for, except as would not reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that the Company or any of the Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted or as proposed to be conducted as described in the Registration Statement and the Prospectus at a cost that would not reasonably be expected to have a Material Adverse Effect.

(dd)            The Company or a Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets to be owned or leased by them, and such title insurance is in full force and effect except as would not reasonably be expected to have a Material Adverse Effect.

(ee)             Except as described in the Registration Statement and the Prospectus, upon certain customary events of default under any mortgage or other loan document or as would not reasonably be expected to have a Material Adverse Effect, none of the Company or any of the Subsidiaries will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any distributions to the Company or any Subsidiary, from repaying to the Company any loans or advances made to any Subsidiary by the Company or from transferring any of the properties or other assets of the Subsidiaries to the Company or any other Subsidiary.

(ff)              The Company and each of the Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which, singly or in the aggregate, has had (nor does the Company, nor any of the Subsidiaries have any notice or knowledge of any tax deficiency that could reasonably be expected to be determined adversely to the Company or the Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(gg)            Each of the Company and the Subsidiaries is and has been in compliance, in all material respects, with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); except as would not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries could have any liability. None of the Company or any of the Subsidiaries nor any trade or business that is under common control with any of the Company or the Subsidiaries within the meaning of Section 4001(a)(14) of ERISA has incurred or expects to incur any actual or contingent, direct or indirect liability, except as would not reasonably be expected to result in a Material Adverse Effect, under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder. Each “pension plan” for which the Company or any of the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(hh)            (i) None of the Company, any of its subsidiaries or controlled affiliates, any director or, officer, or, to the Company’s knowledge, any other affiliate, employee, agent or representative of the Company, or of any subsidiary of the Company, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of their respective subsidiaries and controlled affiliates, or to the knowledge of the Company, any other affiliates, have conducted their business in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws; and (iii) none of the Company or of any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ii)               The operations of the Company and each of its subsidiaries is and has been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)               (i) None of the Company, any of its subsidiaries, any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company and the Operating Partnership will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries, joint venture partners or other Persons:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company, the Operating Partnership and each of their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(kk)             None of the Company, the Operating Partnership or any of the Subsidiaries is in violation or default of (i) any provision of the Charter or the Bylaws, the Partnership Agreement or similar organizational documents of any Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its Property is subject, or (iii) any statute, law, rule, regulation applicable to it or its Properties or to any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its Properties, except in the case of clauses (ii) and (iii) above, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)               Except for this Agreement, there are no contracts, agreements or understandings that would give rise to a valid claim against the Company or the Agents for a brokerage commission, finder’s fee or other like payment in connection with the offering contemplated by this Agreement.

(mm)      There is and has been no failure on the part of the Company, or any of the Company’s officers or directors, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), and the Company has taken all necessary actions to ensure that, so long as the Company has a class of securities registered under Section 12 of the Exchange Act, the Company and any officers and directors of the Company, in their capacities as such, will be in compliance with the Sarbanes-Oxley Act in all material respects.

(nn)            The Company and each of the Subsidiaries make and keep books and records that are accurate in all material respects and maintain “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act. The Company and each of the Subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations;(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate in all material respects. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) no change in the Company’s internal controls over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(oo)            The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(pp)            The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding disclosure.

(qq)            None of the Company or any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to, described or incorporated by reference into, or filed as an exhibit to, the Registration Statement or the Prospectus except as would not reasonably be expected to have a Material Adverse Effect, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, except as would not reasonably be expected to have a Material Adverse Effect.

(rr)              The Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(ss)             None of the Company or any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(tt)              There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, in each case in connection with the offering.

(uu)            Commencing with the Company’s taxable year ending December 31, 2021, the Company has been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”); the proposed method of operation of the Company as described in the Registration Statement and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; the Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code; and the Company has no present intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

(vv)            The Company’s and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate in all material respects for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and the Subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect.

6.                 Sale and Delivery; Settlement.

(a)               Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Shares, (ii) the Designated Agent will not incur any liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts to sell such Placement Shares as required under this Agreement and (iii) the Designated Agent shall not be under any obligation to purchase Placement Shares on a principal basis pursuant to this Agreement.

(b)               Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent at which such Placement Shares were sold, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)               Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Designated Agent’s or its designee’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Agent acting under the applicable Placement Notice will deliver the related Net Proceeds in same-day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company will, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution), (i) hold the Designated Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Designated Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)               Denominations; Registration. Certificates for the Placement Shares, if any, shall be in such denominations and registered in such names as the Designated Agent may request in writing at least one full business day before the Settlement Date. The certificates for the Placement Shares, if any, will be made available for examination and packaging by the Designated Agent in The City of New York not later than noon (Eastern Time) on the business day prior to the Settlement Date.

(e)               Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the number of Placement Shares sold pursuant to this Agreement or any Terms Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement and any Terms Agreement, the Maximum Amount, (B) the dollar amount of securities available for offer and sale under the currently effective Registration Statement and (C) the aggregate dollar amount or number of shares of Common Stock authorized from time to time to be issued and sold under this Agreement, and any Terms Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Designated Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to the Designated Agent in writing.

(f)                No Obligation to Purchase Placement Shares. The Designated Agent shall not have any obligation to purchase Placement Shares as principal, whether from the Company or otherwise, unless the Company and the Designated Agent agree as set forth below. Placement Shares purchased from the Company by the Designated Agent, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between the Designated Agent and the Company as evidenced by a Terms Agreement. The Designated Agent’s commitment to purchase Placement Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company and the Operating Partnership, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the Designated Agent shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Sections 7(q), (r) and (s), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

7.                 Covenants of the Company and the Operating Partnership.

The Company and the Operating Partnership covenants and agrees with each Agent that:

(a)               Registration Statement Amendments. After the date of this Agreement and during any period (the “Prospectus Delivery Period”) in which a prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(b)               Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and the Company will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c)               Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)               Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents (at the expense of the Company) copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, the Company will not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

(e)               Copies of Amendments. Before amending or supplementing the Registration Statement, or the Prospectus, or a document incorporated by reference therein, the Company shall furnish to the Agents a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Agents object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule 424(b).

(f)                Post-Effective Amendments. If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, to be filed with the Commission and become effective before the Placement Shares may be sold, the Company will use its best efforts to cause such post-effective amendment to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible. The Company will advise the Agents promptly and, if requested by the Agents, will confirm such advice in writing, (i) when such post-effective amendment has become effective and (ii) if Rule 430A under the Securities Act is relied upon, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(g)               Blue Sky. The Company will promptly furnish such information or to take such action as the Agents may reasonably request and otherwise to qualify the Placement Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions (domestic and foreign) as the Agents shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Placement Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Placement Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)               Earnings Statement. The Company will make generally available to its security holders as soon as practicable an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act. Notwithstanding Section 2 hereof, if the Company wishes to offer or sell Placement Shares to the Agents, each as sales agent or as principal pursuant to a Terms Agreement at any time during the period from and including a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Release”) through and including the time that is one Trading Day after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Release, the Company shall first (i) prepare and deliver to the Agents a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Release (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and, prior to its filing, obtain the written consent of the Agents to such filing (which consent shall not be unreasonably withheld), (ii) provide the Agents with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(o), (p) and (q), respectively, hereof, (iii) afford the Agents the opportunity to conduct a due diligence review prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 7(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(o), (p) and (q), respectively, hereof, and (B) this Section 7(h) shall in no way affect or limit the operation of Section 2 hereof, which shall have independent application.

(i)                 Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors in connection with the registration and delivery of the Placement Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, and amendments, supplements and exhibits to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Agents and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Placement Shares to the Agents, including any transfer or other taxes payable thereon; (iii) the cost of printing and producing any securities or blue sky memorandum in connection with the offer and sale of the Placement Shares under the securities laws of the jurisdictions in which the Placement Shares may be offered or sold and all expenses in connection with the qualification of the Placement Shares for offer and sale under such securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the securities or blue sky memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Agents incurred in connection with the review and qualification of the offering of the Placement Shares by FINRA; (v) all costs and expenses incident to listing the Placement Shares on the Nasdaq; (vi) the cost of printing, issuing and delivering certificates representing the Placement Shares; (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) the document production charges and expenses associated with preparing, printing and delivering to the Agents this Agreement; (ix) all expenses in connection with any offer and sale of the Placement Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection with offers and sales outside of the United States; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7(i); provided, however, that the liability of the Company for fees and disbursements of counsel for the Agents pursuant to clauses (iii), (iv) and (ix) shall not exceed $15,000 in the aggregate.

If Placement Shares having an aggregate gross sales price of at least $10,000,000 have not been offered and sold under this Agreement and any Terms Agreement by September 2, 2023 (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse each Agent for all of its reasonable out-of-pocket expenses, including the fees, disbursements and expenses of counsel for each Agent incurred by it in connection with this Agreement and any Terms Agreement, and ongoing services in connection with the transactions contemplated under the Agreement and any Terms Agreement, in any event not to exceed $100,000 in the aggregate.

(j)                Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(k)               Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Agents with three day’s prior written notice, or, in the event that the average daily trading volume (as defined under Regulation M of the Exchange Act) of the Common Stock falls below $100,000, seven days’ written notice, before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any employee or director stock option or benefits plan or stock ownership plan, (ii) the issuance or sale of shares of Common Stock or pursuant to any dividend reinvestment plan that the Company may adopt from time to time, or (iii) the issuance of shares of Common Stock upon the exercise of any currently outstanding warrants, options or other rights in effect or outstanding and disclosed in filings by the Company available on EDGAR. The Company shall provide the Agents with written notice in the event that the Common Stock becomes or ceases to be an “actively-traded security” (as defined under Regulation M of the Exchange Act).

(l)               Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

(m)             Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or their respective representatives or agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(n)               Required Filings Relating to Placement of Placement Shares. The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or, in the discretion of the Company, in a current report on Form 8-K the amount of Placement Shares sold through the Agents and the Net Proceeds to the Company, during the applicable period.

(o)               Representation Dates; Certificate. On the date of this Agreement and each time: (i) the Company files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) the Company files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) the Company files a quarterly report on Form 10-Q under the Exchange Act, (iv) the Company files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K under the Exchange Act) or (v) any Agent may reasonably request (each date of filing of one or more of the documents referred to in clauses (i) through (iv) and each request date referred to in clause (v) shall be a “Representation Date”); the Company shall furnish the Agents with a certificate, in the form attached hereto as Exhibit B within three Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Agents sell any Placement Shares, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit B, dated the date of the Placement Notice.

(p)               Legal Opinion. On the date of this Agreement and within three Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit B for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(o) was in effect, unless the Agents agree otherwise, the Company shall cause to be furnished to the Agents (i) a written opinion, and a negative assurance letter and an opinion with respect to certain tax matters of Latham & Watkins, LLP, counsel for the Company (“Company Counsel”), dated the date such opinions and negative assurance letter are required to be delivered, substantially similar to the forms attached hereto as Exhibit C-1, Exhibit C-2 and Exhibit C-3 respectively, (ii) a written opinion of Venable LLP, Maryland counsel for the Company and the Operating Partnership (“Maryland Counsel”), substantially similar to the form attached hereto as Exhibit D and (iii) a written opinion of the general counsel of the Company substantially similar to the form attached hereto as Exhibit E, each modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that, for the avoidance of doubt, the Company shall not be required to furnish any such letters at any time where no Placement Notice is pending until such time as the Company delivers its next Placement Notice. In lieu of the opinions and negative assurance letter of Company Counsel and Maryland Counsel required to be furnished to the Agents pursuant to this Section 7(p) on subsequent Representation Dates, Company Counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion or negative assurance letter delivered under this Section 7(p) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as then amended or supplemented).

(q)               Comfort Letters. On the date of this Agreement and within three Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit B for which no waiver is applicable, the Company shall cause its independent accountants (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus), to furnish the Agents with a letter (the “Initial Comfort Letter”) in form and substance reasonably satisfactory to the Agents (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act, and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings, and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter; provided, however, that, for the avoidance of doubt, the Company shall not be required to furnish any such comfort letter at any time where no Placement Notice is pending until such time as the Company delivers its next Placement Notice.

(r)                Market Activities. The Company and the Operating Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares to be issued and sold pursuant to this Agreement other than the Agents; provided, however, the Company may bid for and purchase Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(s)                Filings with the Nasdaq. The Company will timely file with the Nasdaq (and/or the Company’s then principal trading market for its Common Stock) all material documents and notices required by the Nasdaq (or such other principal trading market) of companies that have or will issue securities that are traded on the Nasdaq (or such other principal trading market).

(t)                 Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u)               No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agents in their capacity as principals or agents hereunder, neither the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Placement Shares to be sold by the Agents as principal or agent hereunder. The Company will treat the Agent-approved Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, and will comply with the requirements of Rule 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(v)               No Other Prospectuses. The Company will not, at any time at or after the execution of this Agreement, to offer or sell any Placement Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Placement Shares, except in each case other than the Prospectus.

(w)             Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them, particularly during the period in which such periodic reports are being prepared.

(x)               Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(y)               Listing. During any period in which a prospectus relating to the Placement Shares is required to be delivered by the Agents under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Nasdaq (or such other principal trading market for the Common Stock).

(z)               Available Shares. The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out its authorized but unissued shares of Common Stock, of the Maximum Amount.

8.                  Conditions to the Agents’ Obligations.

The obligations of the Agents hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to the Agents in their judgment, and to the continuing satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

(a)               Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)               No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (iv) the occurrence of any event that makes any statement of material fact made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or that requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated or deemed to be incorporated therein by reference so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)               Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, the effect of which, in the judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(d)               Legal Opinions. The Agents shall have received the opinions and negative assurance letter of Company Counsel, Maryland Counsel and the Company's general counsel required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinions and negative assurance letter is required pursuant to Section 7(p).

(e)               Comfort Letters. The Agents shall have received the Initial Comfort Letters and any update letters required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such letters is required pursuant to Section 7(q).

(f)                Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g)               Opinion of Counsel for Agents. The Agents shall have received from Clifford Chance US LLP, counsel for the Agents, such opinion or opinions and a negative assurance letter, with respect to such matters as the Agents may reasonably require, on the date hereof and on or before each date on which the Company is required to deliver a certificate pursuant to Section 7(o) for which no waiver is in effect, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

(h)               No Exchange Suspension or FINRA Objection. Trading in the Common Stock shall not have been suspended on the Nasdaq. FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

(i)                 Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Agents with such conformed copies of such opinions, certificates, letters and other documents as the Agents shall reasonably request.

(j)                 Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k)               Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Nasdaq at, or prior to, the issuance of any Placement Notice.

(l)                 Termination of Agreement. If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by each of the Agents by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7(i) hereof and except that, in the case of any termination of this Agreement, Sections 7(i), 9, 10, 11(f), 12(a), 12(e) and 12(f) shall survive. Notice of such cancellation shall be given in writing and addressed to each of the individuals of the Company set forth on Schedule 2.

(m)             No Termination Event. There shall not have occurred any event or condition that would permit the Agents to terminate this Agreement pursuant to Section 11.

9.                  Indemnification and Contribution.

(a)               The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Agent, each person, if any, who controls any Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein, it being understood and agreed that the only such information furnished by each Agent consists solely of the name of such Agent (the “Agent Information”).

(b)               Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership and their respective directors and officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to such Agent, but only with reference to the Agent Information.

(c)               In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or Section 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) such settlement does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)               To the extent the indemnification provided for in Section 9(a) or Section 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Placement Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Agents on the other hand in connection with the offering of the Placement Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Placement Shares (before deducting expenses) received by the Company and the Operating Partnership bear to the total commissions received by such Agent. The relative fault of the Company and the Operating Partnership on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Agents obligations to contribute pursuant to this Section 9 shall be several in proportion to their respective obligations hereunder and not joint.

(e)               The Company and the Operating Partnership and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Placement Shares sold by it were offered to the public exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent, any person controlling any Agent or any affiliate of any Agent or by or on behalf of the Company or the Operating Partnership, or their respective officers or directors or any person controlling the Company or the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

10.              Representations and Agreements to Survive Delivery.

All representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of any Agent, any controlling persons, or the Company (or any of their respective officers who sign the Registration Statement or any directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefore or (iii) any termination of this Agreement.

11.              Termination.

(a)               Termination; General. Each of the Agents may terminate this Agreement, with respect to its rights and obligations under this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, which individually or in the aggregate, in the sole judgment of such Agent, has or could have a Material Adverse Effect and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Placement Shares has been suspended or limited by the Commission or the Nasdaq, or if trading generally on the Nasdaq has been suspended or limited, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

(b)               Termination by the Company and the Operating Partnership. The Company and the Operating Partnership shall have the right to terminate this Agreement by giving three days’ notice to the Agents.

(c)               Termination by an Agent. In addition to the rights set forth in Section 11(a), each Agent shall have the right to terminate this Agreement by giving three days’ notice to the Company.

(d)               Automatic Termination. Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of Placement Shares through the Agents pursuant to this Agreement and any Terms Agreement.

(e)               Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f)                Survival. The provisions of Sections 7(i), 9, 10, 12(a), 12(e), 12(f) hereof and this Section 11(f) and the obligation herein to pay any discount, commission or other compensation accrued, but unpaid, shall survive any expiration or termination of this Agreement.

12.              Miscellaneous.

(a)               Notices. Except as otherwise set forth in this Agreement, all notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and effective only on receipt, unless otherwise specified in this Agreement, and, if to the Agents, shall be delivered, mailed or sent (including by electronic mail) to:

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Facsimile: (414) 298-7474

Attention: Syndicate Department

Copy to: Legal Department

and:

BMO Capital Markets Corp.

3 Times Square

25th Floor

New York, New York 10036

Facsimile: 212-702-1205

Attention: Equity Capital Markets desk, with a copy to the Legal Department

BTIG LLC

65 East 55th Street

New York, New York 10022

Attention: Equity Capital Markets

email: BTIGUSATMTrading@btig.com

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: 646-291-1469

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

Attention: Equity Syndicate

Facsimile: 415-835-8920

Email: syndicate@jmpsecurities.com

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attn: Equity Syndicate Desk, with a copy to the Legal Department and if to the Company or the Operating Partnership, shall be delivered, mailed or sent to:

INDUS Realty Trust, Inc.

641 Lexington Avenue, 26th Floor

New York, NY 10022

Attention: Michael Gamzon, President and Chief Executive Officer

with a copy to:

INDUS Realty Trust, Inc.

204 West Newberry Road

Bloomfield, CT 06002

Attention: Anthony Galici, Executive Vice President and Chief Financial Officer.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., Eastern time, on a Business Day (as hereinafter defined) or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

(b)               Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and each Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties.

(c)               Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Stock.

(d)               Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Operating Partnership and each Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

(e)               Applicable Law; Consent to Jurisdiction and Process. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(f)                Waiver of Jury Trial. EACH OF THE COMPANY, THE OPERATING PARTNERSHIP AND EACH AGENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g)               Specified Courts. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(h)               Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

(i)                 Recognition of the U.S. Special Resolution Regimes.

(i)                 In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)              In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent is permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii)            For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(j)                 Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agents to properly identify their clients.

13.              Absence of Fiduciary Relationship.

The Company and the Operating Partnership acknowledges and agrees that:

(a)               the Company and its subsidiaries are a sophisticated business enterprise that has retained each Agent for the limited purposes set forth in this Agreement, and each Agent’s and the Company’s and Operating Partnership’s respective rights and obligations are contractual in nature;

(b)               the Company and the Operating Partnership are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)               the Company and the Operating Partnership have been advised that each Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and that each Agent has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship;

(d)               the Company and the Operating Partnership disclaim any intention to impose fiduciary obligations on each Agent by virtue of the engagement contemplated by this Agreement;

(e)               each Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(f)                each Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in the Common Stock; and

(g)               the Company and the Operating Partnership waive, to the fullest extent permitted by law, any claims it may have against each Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Agent shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect to such fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including shareholders, partners, employees or creditors of the Company or the Operating Partnership.

14.              Definitions.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) of the Securities Act whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Securities Act because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the parties.

Very truly yours,

INDUS REALTY TRUST, INC.

By:	/s/ Anthony Galici
Name:	Anthony Galici
Title:	Executive Vice President and Chief Financial Officer

INDUS RT, LP

By:	INDUS Realty Trust, Inc., its General Partner

By:	/s/ Anthony Galici
Name:	Anthony Galici
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Sales Agreement]

Robert W. Baird & Co. Incorporated

By:	/s/ Christopher Walter
Name:	Christopher Walter
Title:	Managing Director

[Signature Page to Sales Agreement]

BMO Capital Markets Corp.

By:	/s/ Eric Dobi
Name:	Eric Dobi
Title:	Managing Director

[Signature Page to Sales Agreement]

BTIG LLC

By:	/s/ Stephen Ortiz
Name:	Stephen Ortiz
Title:	Managing Director

[Signature Page to Sales Agreement]

Citigroup Global Markets Inc.

By:	/s/ Joao Sousa
Name:	Joao Sousa
Title:	VP

[Signature Page to Sales Agreement]

KeyBanc Capital Markets Inc.

By:	/s/ Paul Hodermarsky
Name:	Paul Hodermarsky
Title:	Managing Director, Equity Capital Markets

[Signature Page to Sales Agreement]

JMP Securities LLC

By:	/s/ Eric Clark
Name:	Eric Clark
Title:	Director

[Signature Page to Sales Agreement]

Morgan Stanley & Co. LLC

By:	/s/ Olivier Jacque
Name:	Olivier Jacque
Title:	Executive Director

[Signature Page to Sales Agreement]

SCHEDULE 1

The Agents shall be paid compensation equal to 2% of the gross proceeds from the sale of Placement Shares pursuant to the terms of this Agreement.

SCHEDULE 2

Placement Notice Authorized Personnel

Company Contacts
Name	Title	Email Address
Michael Gamzon	President and Chief Executive Officer	mgamzon@indusrt.com
Anthony Galici	Executive Vice President and Chief Financial Officer	agalici@indusrt.com
Tom Daniells	Senior Vice President, General Counsel and Secretary	tdaniells@indusrt.com
Jon Clark	Executive Vice President	jclark@indusrt.com
Ashley Pizzo	Vice President, Capital Markets and Investor Relations	apizzo@indusrt.com

Agent Contacts
Name	Title	Email Address

Baird

Barbara Nelson	Senior Vice President	banelson@rwbaird.com
Sandy Walter	Managing Director	swalter@rwbaird.com
Matt Gailey	Vice President	mgailey@rwbaird.com

BMO

Eric Benedict	Managing Director	eric.benedict@bmo.com
Eric Dobi	Managing Director	eric.dobi@bmo.com
Will Dockery	Managing Director	will.dockery@bmo.com

BTIG

Anthony Wayne	Managing Director	awayne@btig.com
Nicholas Nolan	Director	nnolan@btig.com
Brenna Cummings	Director	bcummings@btig.com
John Tufts	Vice President	jtufts@btig.com
BTIG US ATM Trading		BTIGUSATMTrading@btig.com

Citigroup

Robert Leonard	Managing Director	robert.g.leonard@citi.com
Matthew Morris	Director	matthew.t.morris@citi.com

KeyBanc

Dave Gruber	Managing Director	dgruber@key.com
Paul Hodermarsky	Managing Director	phodermarsky@key.com
Michael Jones	Director	michael.c.jones@key.com

JMP Securities

Aidan Whitehead	Managing Director	awhitehead@jmpsecurities.com
Eric Clark	Director	eclark@jmpsecurities.com

Morgan Stanley

Mike Connor	Managing Director	mike.connor@morganstanley.com
Jon Sierant	Executive Director	jon.sierant@morganstanley.com
Olivier P. Jacque	Executive Director	olivier.jacque@morganstanley.com

SCHEDULE 3

Significant Subsidiaries

1.	825 Prospect Hill Road, LLC, a Connecticut limited liability company

2.	GLNCM, LLC, a Connecticut limited liability company

3.	INDT LLC, a Delaware limited liability company

4.	INDUS Development I, LLC, a Connecticut limited liability company

5.	INDUS Development II, LLC, a Connecticut limited liability company

6.	INDUS Development III, LLC, a Connecticut limited liability company

7.	INDUS Development IV, LLC, a Connecticut limited liability company

8.	INDUS Development V, LLC, a Connecticut limited liability company

9.	INDUS Development VI, LLC, a Connecticut limited liability company

10.	INDUS Land Development MA, LLC, a Massachusetts limited liability company

11.	INDUS Realty, LLC, a Connecticut limited liability company

12.	INDUS RT, LLC, a Maryland limited liability company

13.	INDT TRS LLC, a Delaware limited liability company

14.	RB Hoskins, LLC, a Connecticut limited liability company

15.	Riverbend Allentown Holdings I, LLC, a Pennsylvania limited liability company

16.	Riverbend Allentown Holdings II, LLC, a Pennsylvania limited liability company

17.	Riverbend Allentown Properties I, LLC, a Pennsylvania limited liability company

18.	Riverbend Bethlehem Holdings I, LLC, a Pennsylvania limited liability company

19.	Riverbend Bethlehem Holdings II, LLC, a Pennsylvania limited liability company

20.	Riverbend Charlotte Properties I, LLC, a North Carolina limited liability company

21.	Riverbend Concord Properties I, LLC, a North Carolina limited liability company

22.	Riverbend Concord Properties II, LLC, a North Carolina limited liability company

23.	Riverbend Crossings III Holdings, LLC, a Pennsylvania limited liability company

24.	Riverbend Development CT, LLC, a Connecticut limited liability company

25.	Riverbend East Allen Properties I, LLC, a Pennsylvania limited liability company

26.	Riverbend East Allen Properties II, LLC, a Pennsylvania limited liability company

27.	Riverbend Hanover Properties I, LLC, a Pennsylvania limited liability company

28.	Riverbend Hanover Properties II, LLC, a Pennsylvania limited liability company

29.	Riverbend Holdings, LLC, a Connecticut limited liability company

30.	Riverbend Lakeland Properties I, LLC, a Florida limited liability company

31.	Riverbend Lehigh Valley Holdings I, LLC, a Delaware limited liability company

32.	Riverbend Lehigh Valley Holdings II, LLC, a Delaware limited liability company

33.	Riverbend Lehigh Valley Holdings III, LLC, a Delaware limited liability company

34.	Riverbend Lehigh Valley Holdings IV, LLC, a Delaware limited liability company

35.	Riverbend Lehigh Valley Holdings IV, LLC, a Pennsylvania limited liability company

36.	Riverbend Old Statesville, LLC, a North Carolina limited liability company

37.	Riverbend Orlando Holdings I, LLC, a Florida limited liability company

38.	Riverbend Orlando Holdings III, LLC, a Florida limited liability company

39.	Riverbend Orlando Holdings IV, LLC, a Florida limited liability company

40.	Riverbend Orlando Holdings V, LLC, a Florida limited liability company

41.	Riverbend South Whitehall Properties I, LLC, a Pennsylvania limited liability company

42.	Riverbend Upper Macungie Properties I, LLC, a Pennsylvania limited liability company

43.	Stratton Farms I, LLC, a Connecticut limited liability company

44.	Tradeport Development I, LLC, a Connecticut limited liability company

45.	Tradeport Development II, LLC, a Connecticut limited liability company

46.	Tradeport Development III, LLC, a Connecticut limited liability company

47.	Tradeport Development IV, LLC, a Connecticut limited liability company

48.	Tradeport Development V, LLC, a Connecticut limited liability company

49.	Tradeport Development VI, LLC, a Connecticut limited liability company

50.	Tradeport Development VII, LLC, a Connecticut limited liability company

51.	WA II, LLC, a Connecticut limited liability

EXHIBIT A

FORM OF PLACEMENT NOTICE

From: INDUS Realty Trust, Inc.

To: [Insert Agent Name]

Cc:

Subject: Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement by and between INDUS Realty Trust, Inc. (the “Company”), INDUS RT, LP (the “Operating Partnership”), Robert W. Baird & Co. Incorporated (“Baird”), BMO Capital Markets Corp. (“BMO”), BTIG LLC (“BTIG”), Citigroup Global Markets Inc. (“Citi”), KeyBanc Capital Markets Inc. (“KeyBanc”), JMP Securities LLC (“JMP Securities”) and Morgan Stanley & Co. LLC (“Morgan Stanley”, each of Baird, BMO, BTIG, Citigroup, KeyBanc, JMP Securities and Morgan Stanley individually an “Agent” and collectively, the “Agents”) dated September 2, 2021 (the “Agreement”), I hereby request on behalf of the Company that the Agent sell up to [●] shares of the Company’s common stock, $0.01 par value per share, at a market price per share of not less than $[●].

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company hereby confirms that, as of the date of this Placement Notice, it is not in possession of any material non-public information.

The Company [is]/[is not] “actively traded” as defined under Regulation M of the Securities Exchange Act of 1934, as amended.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON AND THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT.]

EXHIBIT B

FORM OF OFFICERS’ CERTIFICATE

Pursuant to Section 7(o) of the Sales Agreement (the “Agreement”), dated as of September 2, 2021, by and between INDUS Realty Trust, Inc. (the “Company”), INDUS RT, LP (the “Operating Partnership”), Robert W. Baird & Co. Incorporated (“Baird”), BMO Capital Markets Corp. (“BMO”), BTIG LLC (“BTIG”), Citigroup Global Markets Inc. (“Citigroup”), KeyBanc Capital Markets Inc. (“KeyBanc”), JMP Securities LLC (“JMP Securities”) and Morgan Stanley & Co. LLC (“Morgan Stanley”, each of Baird, BMO, BTIG, Citigroup, KeyBanc, JMP Securities and Morgan Stanley individually an “Agent” and collectively, the “Agents”) dated September [●], 2021 (the “Agreement”), the undersigned President and Chief Executive Officer of the Company and the undersigned Executive Vice President and Chief Financial Officer of the Company hereby represent and warrant to the Agents that, as of the date indicated next to the signatures below:

1.                  The representations and warranties of the Company and the Operating Partnership in the Agreement, are true and correct as if made at and as of such date.

2.                  The Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date and the conditions set forth in Section 8 of each Agreement have been satisfied waived in writing as of such date.

Name: Michael S. Gamzon
Title: President and Chief Executive Officer
Date:

Name: Anthony J. Galici
Title: Executive Vice President and Chief Financial Officer
Date:

Annex I

INDUS Realty Trust, Inc.

Common Stock

($0.01 par value per share)

TERMS AGREEMENT

[Insert Agent(s)]

Ladies and Gentlemen:

INDUS Realty Trust, Inc., a Maryland corporation (the “Company”) and INDUS RT, LP, a Maryland limited partnership (the “Operating Partnership”), propose, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Sales Agreement, dated September 2, 2021 (the “Sales Agreement”), by and between the Company, the Operating Partnership and Robert W. Baird & Co. Incorporated (“Baird”), BMO Capital Markets Corp. (“BMO”), BTIG LLC (“BTIG”), Citigroup Global Markets Inc. (“Citigroup”), KeyBanc Capital Markets Inc. (“KeyBanc”), JMP Securities LLC (“JMP Securities”) and Morgan Stanley & Co. LLC (“Morgan Stanley”, each of Baird, BMO, BTIG, Citigroup, KeyBanc, JMP Securities and Morgan Stanley individually an “Agent” and collectively, the “Agents”), to issue and sell to [Insert Applicable Agent(s)] as principal for resale (the “Underwriter”), and the Underwriter agrees to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial]* Securities”), on the terms specified in Schedule A hereto. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter to purchase up to an additional [●] shares of Common Stock specified in Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”) at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 7(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the [Initial]* Securities shall be made at the offices of [●], [●], or at such other place as shall be agreed upon by the Underwriter and the Company, at [●] A.M./P.M. (Eastern time) on the third (or fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter.

Each of the provisions of the Sales Agreement not related solely to the Agents, each as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,]* the Applicable Time [and any Date of Delivery]]*. For the purposes of this Terms Agreement the “Applicable Time” shall be [●] A.M./P.M.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

INDUS Realty Trust, Inc.

By:
Name:
Title:

Accepted as of the date hereof:

[Insert Applicable Agent(s)]

By:
Name:
Title:

* Include only if the Underwriter has an option to purchase additional shares of Common Stock from the Company.